EXHIBIT 99.4

UNAUDITED PRO FORMA COMBINED FINACIAL INFORMATION

The following unaudited pro forma combined financial information of AmpliTech Group, Inc. (the “Company” or "AmpliTech") is presented to reflect the acquisition (“Acquisition”) by the Company of Spectrum Semiconductor Materials, Inc. (“SSM”). The Acquisition was consummated on December 15, 2021. The unaudited pro forma combined balance sheet is presented as if the Acquisition had occurred on September 30, 2021. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 are presented as if the Acquisition had occurred on January 1, 2020. The Acquisition has been accounted for using the acquisition method of accounting and, accordingly, the total estimated purchase consideration of the Acquisition was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their relative fair values. The excess of the purchase consideration over the net tangible and identifiable intangible assets acquired and liabilities assumed was recorded as goodwill.

Determination of the allocations of the SSM purchase price used in the unaudited pro forma combined balance sheet and statements of operations is based upon preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the measurement period as AmpliTech finalizes the valuations of the net tangible and intangible assets acquired and liabilities assumed. Any change could result in material variances between AmpliTech's future financial results and the amounts presented in the unaudited pro forma combined financial information, including variances in fair values recorded, as well as expenses associated with these items. The unaudited pro forma combined balance sheet and statements of operations reflect adjustments that AmpliTech's management believes are factually supportable, directly attributable to the Acquisition, and with respect to the statements of operations, expected to have a recurring impact on the combined results. The unaudited pro forma combined balance sheet and statements of operations also do not include any restructuring or integration costs AmpliTech may incur or the effects of any cost savings from operating efficiencies and synergies that may result from the Acquisition.

The unaudited pro forma combined balance sheet and statements of operations are for information purposes only and do not purport to represent what AmpliTech's actual results would have been if the Acquisition had been completed as of the dates indicated above or that may be achieved in the future.

The unaudited pro forma combined balance sheet and statements of operations, including the notes thereto, should be read in conjunction with AmpliTech's historical financial statements set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission ("SEC") on March 31, 2021, on Form 10-Q for three and nine-month periods ended September 30, 2021, filed with the SEC on November 15, 2021, as well as the historical financial statements of SSM included elsewhere in this Current Report on Form 8-K.

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AMPLITECH GROUP, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 2021

	Historical Balances
		Spectrum
	AmpliTech	Semiconductors	Pro Forma		Pro Forma
	Group	Materials	Adjustments	Notes	Combined

Assets
Current Assets
Cash and cash equivalents	$22,947,873	$427,592	$(9,973,463)	(a)	$13,402,002
Accounts receivable, net	489,736	1,198,743	-		1,688,479
Marketable securities, net	4,152,589	-	-		4,152,589
Inventories, net	948,512	3,388,650	-		4,337,162
Prepaid expenses	913,926	-	-		913,926

Total Current Assets	29,452,636	5,014,985	(9,973,463)		24,494,158

Property and equipment, net	1,166,589	105,718	-		1,272,307
Operating lease right-of-use assets	278,878	923,658	-		1,202,536
Intangible assets, net	601,511	-	-		601,511
Goodwill	120,136	-	8,574,459	(b)	8,694,595
Cost-method-investment	250,000	-	-		250,000
Security deposits	26,707	29,958	-		56,665

Total Assets	$31,896,457	$6,074,319	$(1,399,004)		$36,571,772

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued expenses	$354,728	$1,103,998	$342,153	(e)	$1,800,879
Customer deposits	212,067	15,037	-		227,104
Current portion of financing lease	33,280	-	-		33,280
Current portion of operating lease liabilities	88,986	295,701	-		384,687
Current portion of loans payable	137,394	-	-		137,394
Line of credit	-	105,800	-		105,800

Total Current Liabilities	826,455	1,520,536	342,153		2,689,144

Contingent purchase price payable	-	-	1,799,699	(d)	1,799,699
Financing lease, net of current portion	26,047	-	-		26,047
Operating lease liabilities, net of current portion	199,302	689,880	-		889,182
Notes payable, net of current portion	234,341	-	-		234,341

Total Liabilities	1,286,145	2,210,416	2,141,852		5,638,413

Commitments and Contingencies	-	-	-		-

Stockholders' Equity
Series A convertible preferred stock, par value $0.001, 1,000,000 shares authorized, 0 issued and outstanding	-	-	-		-
Common stock, par value $0.001, 500,000,000 shares authorized, 9,343,671 shares issued and outstanding	9,344	-	188	(c)	9,532
Common stock, no par value, 500,000 shares authorized, 80,250 shares issued and 77,000 shares outstanding	-	872,336	(872,336)	(g)	-
Treasury stock, at cost		(136,368)	136,368	(g)	-
Additional paid-in capital	34,414,811	-	665,012	(c)	35,079,823
Accumulated deficit	(3,813,843)	3,127,935	(3,470,088)	(f)	(4,155,996)

Total Stockholders' Equity	30,610,312	3,863,903	(3,540,856)		30,933,360

Total Liabilities and Stockholders' Equity	$31,896,457	$6,074,319	$(1,399,004)		$36,571,772

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AMPLITECH GROUP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Historical Balances
		Spectrum
	AmpliTech	Semiconductors	Pro Forma		Pro Forma
	Group	Materials	Adjustments	Notes	Combined

Revenue	$2,553,982	$10,051,968	$-		$12,605,950
Cost of goods sold	1,840,764	5,354,889	-		7,195,653
Gross profit	713,218	4,697,079	-		5,410,297

Selling, general and administrative expense	2,802,434	2,346,407	(26,558)	(h)	5,122,284

INCOME (LOSS) FROM OPERATIONS	(2,089,216)	2,350,672	26,558		288,014

Other Income (Expense)
Gain on extinguishment of debt	232,200	220,446	-		452,646
Other income	11,520	-	-		11,520
Unrealized loss on investments	(63,135)	-	-		(63,135)
Interest expense, net	(36,840)	(8,126)	-		(44,966)
Total Other Income (Expense)	143,745	212,320	-		356,065

NET INCOME (LOSS)	$(1,945,471)	$2,562,992	$26,558		$644,079

Net Income (Loss) Per Share
Basic	(0.25)				0.08
Diluted	(0.25)				0.08

Weighted Average Shares Outstanding
Basic	7,939,008				8,127,450
Diluted	7,939,008				8,127,450

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AMPLITECH GROUP, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

	Historical Balances
		Spectrum
	AmpliTech	Semiconductors	Pro Forma		Pro Forma
	Group	Materials	Adjustments	Notes	Combined

Revenue	$3,458,081	$7,662,572	$-		$11,120,653
Cost of goods sold	2,203,844	4,145,569	-		6,349,413
Gross profit	1,254,237	3,517,003	-		4,771,240

Selling, general and administrative expense	2,170,183	2,505,836	-		4,676,019

INCOME (LOSS) FROM OPERATIONS	(915,946)	1,011,167	-		95,221

Other Expenses
Interest expense, net	(109,613)	(23,816)	-		(133,429)
Total Other Expenses	(109,613)	(23,816)	-		(133,429)

NET INCOME (LOSS)	$(1,025,559)	$987,351	$-		$(38,208)

Net Income (Loss) Per Share
Basic	(0.37)				(0.01)
Diluted	(0.37)				(0.01)

Weighted Average Shares Outstanding
Basic	2,782,303				2,970,745
Diluted	2,782,303				2,970,745

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1.  BASIS OF PRESENTATION. On November 19, 2021, AmpliTech entered into a Purchase Agreement (the “Purchase Agreement”) with SSM (the "Seller"), pursuant to which AmpliTech will acquire substantially all of the assets of the Company. The Acquisition was completed on December 15, 2021. The aggregate purchase price for the Company's assets is $10,250,000, subject to certain working capital and other adjustments.

The unaudited pro forma combined financial statements are based on the AmpliTech’s historical consolidated financial statements and SSM’s historical financial statements, as adjusted to give effect to the December 15, 2021 acquisition of SSM. The unaudited pro forma combined balance sheet as of September 30, 2021 gives effect to the acquisition of SSM as if it had occurred on September 30, 2021. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 give effect to the acquisition of SSM as if it had occurred on January 1, 2020.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting, in accordance with ASC 805, Business Combinations, which requires, among other things, that the purchase price paid by the Company in connection with the acquisition be allocated to identifiable assets acquired based on the respective estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair values of the underlying identifiable assets acquired has been allocated to goodwill.

The process for estimating fair values in many cases requires the use of significant estimates, assumptions and judgments, including developing appropriate discount rates. The Company has engaged an independent third-party valuation firm to assist in determining the preliminary estimated fair values of identifiable intangible assets. Since these unaudited pro forma combined financial statements have been prepared based on preliminary estimates of fair values using currently available information and certain assumptions, the actual amounts recorded may differ materially if additional information becomes available. The Company will finalize the purchase price allocation as soon as practicable within the measurement period, but not later than one year following the acquisition date. Acquisition related transaction costs are not included as a component of the purchase price and are expensed as incurred.

2.  PURCHASE PRICE ALLOCATION.  The acquisition of SSM was accounted for under the acquisition method of accounting and the purchase price allocation was provisionally prepared during the first quarter of 2022. Amplitech has recorded provisional amounts for all of the assets acquired, based upon their estimated fair values at the date of the acquisition. These provisional amounts may be adjusted as necessary during the measurement period (up to one year from the acquisition date) while the accounting is finalized.

The total purchase price was preliminarily allocated as follows:

December 15, 2021
Purchase Consideration
Cash considerations	9,500,000
Common stock	665,200
Working capital adjustment	708,076
Contingent payment	1,799,699
Total consideration	$12,672,975

Assets Acquired
Cash	260,748
Accounts receivable	1,242,278
Inventory	4,176,189
Property and equipment	99,188
Right-of-use operating lease asset	858,508
Other assets	29,958
Total assets acquired	6,666,869

Liabilities Assumed
Accounts payable	1,295,285
Accrued expenses	304,400
Customer deposits	48,830
Right-of-use operating lease liability	919,838
Total liabilities assumed	2,568,353

Net tangible assets acquired	4,098,516

Preliminary Goodwill	8,574,459

Net Assets Acquired	$12,672,975

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3. PRO FORMA ADJUSTMENTS. The following is a summary of pro forma adjustments reflected in the unaudited pro forma combined financial information based on preliminary estimates, which may change as additional information is obtained:

PRO FORMA ADJUSTMENTS

The following is a summary of pro forma adjustments reflected in the unaudited pro forma combined financial information based on preliminary estimates, which may change as additional information is obtained:

(a)	Cash impact upon paying the Closing Amount to the Sellers:

1)	Payment of cash purchase consideration	$9,500,000
2)	Payment for working capital per closing statement	708,076
	Working capital adjusted for 9/30	(473,463)
Add back working capital not paid per closing to adjust for 9/30		234,613

Net impact on cash		$9,973,463

(b)	Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets.

(c)	Reflects the issuance of 188,442 shares of common stock as consideration in the purchase price. Shares were valued at $3.53 per share or $665,200.

(d)	Represents the estimated fair value of the future potential contingent earn-out the Sellers may earn based upon SSM achieving certain revenue targets.

(e)

Records AmpliTech's estimated transaction related expenses that have not been paid. These costs are not included in the unaudited pro forma combined statements of operation because they are non-recurring. The adjustment does not include severance, restructuring or other costs that may result from the acquisition.

1)	Total estimated acquisition related costs	$368,710
2)	Costs reflected in AmpliTech's historical financial statements as of September 30, 2021	(26,558)
Pro Forma acquisition costs reflected through the recordation of accounts payable at September 30, 2021		$342,153

(f)	Impact on accumulated deficit

1)	Total estimated acquisition related costs	$368,710
2)	Costs reflected in AmpliTech's historical financial statements as of September 30, 2021	(26,558)
3)	Total acquisition costs not recorded in historical financial statements as of September 30, 2021	342,153
4)	Reflects removal of SSM equity in the acquisition	3,127,935
Pro Forma reduction to accumulated deficit as of September 30, 2021		$(3,470,088)

(g)	Eliminates the remaining historical equity accounts of SSM.

(h)	Pro Forma add back of one-time transaction cost expensed in the historical period ended September 30, 2021 of $26,558

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